UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 5, 2009

BURGER KING HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32875	76-3095469
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5505 Blue Lagoon Drive
Miami, Florida
(Address of Principal Executive Offices)
33126
(Zip Code)

(305) 378-3000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 5, 2009, the Board of Directors of Burger King Holdings, Inc. (the “Company”) authorized the repurchase of up to $200 million of the Company’s common stock at any time and from time to time prior to December 31, 2010 (the “Repurchase Plan”). The share repurchases may be made from time to time at management’s discretion in the open market in compliance with applicable securities laws and other legal requirements and are subject to market conditions, share price, the terms of the Company’s credit facility and other factors. The Repurchase Plan may be suspended or discontinued at any time. Shares of common stock repurchased under the Repurchase Plan will be deposited into treasury and retained for possible future use. The Company’s previous $100 million stock repurchase plan expired as of December 31, 2008. Also on March 5, 2009, the Board of Directors of the Company declared a quarterly dividend of $0.0625 per share of common stock. The dividend is payable on March 30, 2009 to shareholders of record at the close of business on March 16, 2009.

A press release relating to the Repurchase Plan and the quarterly dividend is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits. Exhibit 99.1 Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING HOLDINGS, INC.

	By:	/s/ Anne Chwat

Anne Chwat
General Counsel and Secretary
Date: March 6, 2009